NeuroPace Reports First Quarter 2026 Financial Results and Raises 2026 Revenue Guidance

Total revenue of $22.1 million

Raises full year 2026 guidance to $99 million to $101 million, up from $98 million to $100 million previously

Assumes 21% to 23% growth in core RNS® revenue from existing indications, excluding any contribution from idiopathic generalized epilepsy (IGE) indication expansion

Continues to expect IGE contribution following potential NAUTILUS PMA-Supplement (PMA-S) approval in mid-2026

Mountain View, Calif. – May 12, 2026 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today reported financial results for the first quarter ended March 31, 2026, and provided a corporate update.

First Quarter 2026 Highlights
•Total revenue of $22.1 million in the quarter. Excluding DIXI Medical, total revenue of $22.0 million representing 20.1% year over year growth
•RNS System revenue of $21.7 million in the quarter, representing 19.5% year over year growth
•GAAP net loss in the first quarter of 2026 was ($6.7) million compared to ($6.6) million in the first quarter of 2025
•Adjusted EBITDA loss, excluding DIXI Medical, of ($3.3) million for the first quarter of 2026, an improvement of $0.8 million compared to a loss of ($4.1) million in the first quarter of 2025
•Completed the FDA mid-cycle review meeting for the NAUTILUS PMA supplement, consistent with the expected regulatory timeline
•Reached new all-time highs in active prescribers, accounts and patient pipeline

“First quarter results reflect continued execution against the strategic priorities we outlined earlier this year,” said Joel Becker, Chief Executive Officer of NeuroPace. “We remain focused on driving disciplined growth in our core RNS business, advancing our product roadmap, and progressing toward potential indication expansion, all while strengthening the operational foundation of the Company. We continue to progress NAUTILUS through the regulatory review process and remain encouraged by the totality of the dataset supporting the IGE indication expansion.”

First Quarter 2026 Financial Results
Non-GAAP revenue in the first quarter of 2026 grew 20.1% to $22.0 million, compared with $18.3 million in the first quarter of 2025. The Company’s revenue growth was primarily driven by increased sales of the RNS System which totaled $21.7 million in the first quarter of 2026, representing growth of 19.5% compared to the first quarter of 2025. On a GAAP basis, total revenue of $22.1 million included $0.1 million of revenue attributable to DIXI Medical.

Beginning this quarter, the Company reports gross margin and operating expenses on a non-GAAP basis, excluding DIXI Medical and stock-based compensation, for each respective line item. This presentation is intended to provide greater transparency into the underlying operating performance of the business, enhance visibility into operating leverage, and improve comparability across periods. Total stock-based compensation by line item, along with reconciliations to the most directly comparable GAAP measures, are included at the end of this press release.

Non-GAAP gross margin for the first quarter of 2026 was 82.5%, compared with 83.6% in the first quarter of 2025 which included a one-time benefit of 120 basis points from an inventory revaluation. The underlying year-over-year improvement, absent one-time items, is primarily due to improved manufacturing efficiency and increasing average selling price resulting from strong pricing conversion. Total GAAP gross margin in the first quarter of 2026 was 81.8%.

Non-GAAP operating expenses in the first quarter of 2026 were $21.5 million, compared with $19.4 million in the first quarter of 2025. GAAP operating expenses in the first quarter of 2026 were $23.6 million.

Non-GAAP sales and marketing expense, excluding DIXI Medical, in the first quarter of 2026 was $11.0 million, compared with $9.6 million in the first quarter of 2025. The year-over-year increase was largely due to personnel-related expenses associated with ongoing scaling of commercial activities, investment in direct-to-consumer marketing and other sales-related expenses.

Non-GAAP research and development expense in the first quarter of 2026 was $6.5 million, compared with $6.6 million in the first quarter of 2025. The year-over-year decrease was primarily driven by lower clinical study expense partially offset by an increase in personnel-related expenses associated with the development of a next-generation platform and AI-enabled tools.

Non-GAAP general and administrative expense in the first quarter of 2026 was $4.0 million compared with $3.3 million in the first quarter of 2025. This increase was primarily due to an increase in personnel-related expenses.

Non-GAAP loss from operations was ($3.3) million in the first quarter of 2026, compared with loss from operations of ($4.1) million in the first quarter of 2025. Non-GAAP net loss was ($4.4) million for the first quarter of 2026 compared with net loss of ($5.6) million in the first quarter of 2025. GAAP net loss in the first quarter of 2026 was ($6.7) million.

The Company’s cash, cash equivalents, short-term investments and restricted cash balance as of March 31, 2026 was $54.8 million compared with $61.2 million at the end of the prior quarter. Long-term borrowings totaled $59.0 million as of March 31, 2026.

Discontinued Operations
The Company expects to report DIXI Medical related operating results as discontinued operations beginning with its second quarter 2026 financial results. In accordance with U.S. GAAP, the Company’s continuing operations results will exclude the impact of DIXI Medical for the 2026 reporting periods and applicable comparable periods presented.

Full Year 2026 Financial Guidance on a Continuing Operations Basis
•Increase total revenue for full year 2026 to be between $99 million and $101 million, representing underlying RNS growth of 21% to 23% compared to full year 2025. This compares to previously issued guidance of $98 million to $100 million, representing underlying RNS growth of 20% to 22%, excludes any contribution from idiopathic generalized epilepsy (IGE) indication expansion.
•Reiterate full year non-GAAP gross margin between 81.5% and 82.5%
•Reiterate full year non-GAAP operating expenses to be between $90 million and $92 million, excluding approximately $10 million in stock-based compensation, a non-cash expense
•Increase Adjusted EBITDA to be between ($8.5) and ($9.5) million compared to previous guidance between ($9.0) million to ($10.0) million

Non-GAAP Measure
To supplement NeuroPace’s condensed financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include Adjusted EBITDA, non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating expenses, and non-GAAP loss from operations. NeuroPace believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the Company’s historical financial performance. The presentation of the Company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Webcast and Conference Call Information
NeuroPace will host a conference call to discuss the first quarter and full year 2026 financial results after market close on Tuesday, May 12, 2026, at 4:30 P.M. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at https://events.q4inc.com/attendee/987387906. Individuals interested in participating in the call via telephone may access the call by dialing + 1 (800) 715-9871 and referencing Conference ID 8467256. The webcast will be archived on the Company’s investor relations website at https://investors.neuropace.com/news-and-events/events and will be available for replay for at least 90 days after the event.

About NeuroPace, Inc.
Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. NeuroPace may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: Expectations regarding the Company’s future revenue and growth based on a continued operations basis without DIXI Medical revenue; NeuroPace’s expectations, forecasts and beliefs with respect to potential indication expansion for its RNS System and its software, technology and other product development efforts; increasing access to and adoption of RNS therapy as the standard of care in drug-resistant epilepsy; NeuroPace’s continued execution on its long-term revenue growth strategy, including with respect to sustained revenue growth and long-term value creation. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2026 and in the future; risks that NeuroPace’s operating expenses could be higher than anticipated and that it could use its cash resources sooner than expected; risks that NeuroPace’s gross margin may be lower than forecast; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System, including risks related to the NAUTILUS submission; risks related to product development, including risks related to the development of AI-powered software, including NeuroPace AI™ and the next generation device platform; risks related to NeuroPace’s reliance on contractors and other third parties, including single-source suppliers and vendors; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:
Scott Schaper
Head of Investor Relations
sschaper@neuropace.com
investors@neuropace.com

NeuroPace, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
(in thousands, except for share and per share amounts)	2026	2025
Revenue	$22,068	$22,524
Cost of goods sold	4,020	5,182
Gross profit	18,048	17,342
Operating expenses:
Sales and marketing	11,583	11,003
Research and development	7,189	7,440
General and administrative	4,844	4,046
Total operating expenses	23,616	22,489
Loss from operations	(5,568)	(5,147)
Interest income	565	793
Interest expense	(1,521)	(2,153)
Other income (expense), net	(165)	(82)
Net loss and comprehensive loss	$(6,689)	$(6,589)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.21)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	33,716,813	31,480,911

NeuroPace, Inc.
Condensed Balance Sheets
(unaudited)

	March 31,	December 31,
(in thousands)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$14,779	$21,692
Short-term investments	39,202	39,366
Accounts receivable	14,788	14,681
Inventory	16,694	16,896
Prepaid expenses and other current assets	1,515	1,438
Total current assets	86,978	94,073
Property and equipment, net	1,283	1,125
Operating lease right-of-use asset	9,679	10,132
Restricted cash	852	122
Other assets	106	113
Total assets	$98,898	$105,565
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,512	$2,217
Accrued liabilities	9,344	13,339
Operating lease liability	2,186	2,117
Deferred revenue	126	141
Total current liabilities	16,168	17,814
Long-term debt	59,021	58,884
Operating lease liability, net of current portion	9,255	9,836
Total liabilities	84,444	86,534
Stockholders’ equity:
Common stock, $0.001 par value	34	34
Additional paid-in capital	573,524	571,412
Accumulated deficit	(559,104)	(552,415)
Total stockholders’ equity	14,454	19,031
Total liabilities and stockholders’ equity	$98,898	$105,565

NeuroPace, Inc.
Condensed Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(6,689)	$(6,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,278	2,626
Depreciation	60	49
Amortization of debt discount and issuance costs	68	49
Non-cash interest expense	77	213
Amortization of right-of-use asset	453	413
Unrealized loss on short-term investments	165	82
Inventory write-downs	76	44
Loss on disposal of property and equipment	—	2
Changes in operating assets and liabilities:
Accounts receivable	(108)	(2,585)
Inventory	125	(243)
Prepaid expenses and other assets	(77)	150
Accounts payable	2,195	966
Accrued liabilities	(3,995)	(2,333)
Deferred revenue	(15)	124
Operating lease liabilities	(513)	(450)
Net cash used in operating activities	(5,900)	(7,482)
Cash flows from investing activities
Acquisition of property and equipment	(117)	(37)
Net cash used in investing activities	(117)	(37)
Cash flows from financing activities
Proceeds from issuance of common stock in follow-on offering, net of underwriting discounts and commissions	—	70,265
Repurchase of common stock from KCK Ltd.	—	(49,546)
Proceeds from issuance of common stock under employee plans	10	385
Taxes withheld and paid related to net share settlement of equity awards	(176)	(228)
Proceeds from At-The-Market offering, net of sales commission	—	232
Net cash (used in) provided by financing activities	(166)	21,108
Net increase (decrease) in cash and cash equivalents	(6,183)	13,589
Cash, cash equivalents and restricted cash at the Beginning of Period	21,814	13,552
Cash, cash equivalents and restricted cash at the End of Period	$15,631	$27,141
Reconciliation of cash, cash equivalents and restricted cash to balance sheets:
Cash and cash equivalents	$14,779	$27,019
Restricted cash	852	122
Cash, cash equivalents and restricted cash in balance sheets	$15,631	$27,141

NeuroPace, Inc.
Table 1. GAAP to Non-GAAP Reconciliations (excluding DIXI)1
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
GAAP revenue	$22,068	$22,524
Less: DIXI revenue	65	4,203
Non-GAAP revenue (excluding DIXI)	$22,003	$18,321

GAAP cost of goods sold	$4,020	$5,182
Less: DIXI cost of goods sold	28	1,992
Stock-based compensation	138	178
Non-GAAP cost of goods sold (excluding DIXI)	$3,854	$3,012

GAAP sales and marketing expense	$11,583	$11,003
Less: DIXI sales and marketing expense	—	598
Stock-based compensation	595	783
Non-GAAP sales and marketing expense (excluding DIXI)	$10,988	$9,622

GAAP research and development expense	$7,189	$7,440
Stock-based compensation	713	872
Non-GAAP research and development expense[1]	$6,476	$6,568

GAAP general and administrative expense	$4,844	$4,046
Stock-based compensation	832	793
Non-GAAP general and administrative expense[1]	$4,012	$3,253

GAAP operating expenses	$23,616	$22,489
Less: DIXI sales and marketing expense	—	598
Stock-based compensation	2,140	2,448
Non-GAAP operating expenses (excluding DIXI)	$21,476	$19,443

GAAP loss from operations	$(5,568)	$(5,147)
Less: DIXI income from operations	37	1,613
Stock-based compensation	2,278	2,626
Non-GAAP loss from operations (excluding DIXI)	$(3,327)	$(4,134)
Depreciation	60	49
Adjusted EBITDA (Non-GAAP) (excluding DIXI)	$(3,267)	$(4,085)

GAAP net loss	$(6,689)	$(6,589)
Less: DIXI income from operations	37	1,613
Stock-based compensation	2,278	2,626
Non-GAAP net loss (excluding DIXI)	$(4,448)	$(5,576)
1 The Company did not allocate research and development or general and administrative expenses to its DIXI operations.

NeuroPace, Inc.
Table 2. GAAP to Non-GAAP Reconciliations
2026 Revised Guidance

(in thousands)	2026 Guidance
GAAP gross margin	81% to 82%
Stock-based compensation	~50 bps
Non-GAAP gross margin	81.5% to 82.5%

GAAP sales and marketing expense	$49,000 to $51,000
Stock-based compensation	~3,000
Non-GAAP sales and marketing expense	$46,000 to $48,000

GAAP research and development expense	~$30,000
Stock-based compensation	~3,000
Non-GAAP research and development expense	~$27,000

GAAP general and administrative expense	~$21,000
Stock-based compensation	~4,000
Non-GAAP general and administrative expense	~$17,000

GAAP operating expenses	$100,000 to $102,000
Stock-based compensation	~10,000
Non-GAAP operating expenses	$90,000 to $92,000

GAAP loss from operations	($19,500) to ($20,500)
Stock-based compensation (including gross margin)	~10,500
Non-GAAP loss from operations	(9,000) to (10,000)
Depreciation	~500
Adjusted EBITDA (Non-GAAP)	($8,500) to ($9,500)

NeuroPace, Inc.
Table 3. DIXI Operating Results2
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Revenue	$65	$4,203
Cost of goods sold	28	1,992
Gross Profit	37	2,211
Operating expenses:
Sales and marketing	—	598
DIXI income from operations	$37	$1,613
2 The Company did not allocate research and development or general and administrative expenses to its DIXI operations.

NeuroPace, Inc.
Table 4. Historical Revenue Breakout
(unaudited)

	Three Months Ended				Year Ended	Three Months Ended	2026 Guidance
(in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025	March 31, 2026
RNS revenue	$18,151	$18,564	$22,580	$22,374	$81,669	$21,689	$98,500 to $100,500
Service revenue	170	937	771	887	2,765	314	500
Non-GAAP revenue (excluding DIXI)	$18,321	$19,501	$23,351	$23,261	$84,434	$22,003	$99,000 to $101,000

DIXI revenue	4,203	4,019	4,003	3,328	15,553	65	—
GAAP revenue	$22,524	$23,520	$27,354	$26,589	$99,987	$22,068	$99,000 to $101,000